Exhibit 10.2

                                JOHN A. MATTERA
                              CONSULTING AGREEMENT

AGREEMENT made effective 21st day of June, 2002, by and between Crescent Communications, Inc. hereinafter referred to as "the Client" and John A. Mattera hereinafter referred to as "the Consultant".

WHEREAS, the Client is engaged in the business of providing commercial internet service to small to medium businesses, and the Client desires to improve and grow its operations, and

WHEREAS, the Client desires to secure the efforts of consultants capable of providing and developing strategic plans and finding viable candidates for acquisitions and mergers, increasing and developing sales and other related services, and

WHEREAS,  Consultant  desires  to  provide  services  to  the  Client;  and

WHEREAS, Client desires to retain the services of Consultant as provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.   Appointment
Client hereby appoints and engages Consultant as its advisor and hereby retains and employs Consultant on the terms and conditions of this Consulting Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

2.   Engagement
Client engages Consultant to provide the services described in paragraph 3 herein. Consultant accepts said engagement and Client as a Client, and agrees to provide services to Client as further described in paragraph 3 below and subject to the provisions of this Consulting Agreement.

3.   Authority  and  Description  of  Services
During the term of this Consulting Agreement Consultant shall furnish some or all of the various services from time to time as requested by the Client and agreed upon by the parties as described herein as follows:
1.   Consultant  shall  assist  Client  in  preparing  a  business  plan.
2. Consultant shall provide guidance in the development of a strategic business and marketing plan for the purpose of guiding the growth of the Clients business.


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3.   Consultant  shall provide guidance to the Client in regard to the selection of  Merger  and  Acquisition  candidates.
4. Consultant shall not be required to perform any investment banking related activities on behalf of CLIENT as a condition of this Agreement. For the purposes of this Agreement investment banking activities shall be defined as being any of the following:

     A. The location, negotiation and/or securing of public or private debt for Client.
     B. The location, negotiation and/or securing of any public or private equity for Client.
     C. The production of any documentation that is to be utilized for the purposes and activities as relating to the activities as outlined in subheadings
(1)  and  (2)  above.
     D. Any other activities as may normally be associated with the practice of investment banking.

4.   Term  of  Agreement
This Consulting Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year. It is expressly acknowledged and agreed by and between the parties hereto that Consultant shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by Consultant. Further, Consultant may terminate services should Client fail to make all payments upon receipt of invoices. Time is of the essence with respect to payment by Client of Consultant invoices.

5.   Where  Services  Shall  be  Performed
Consultant's services shall be performed at the main office location of Consultant or other such designated location(s) as Consultant and Client agree are the most advantageous for the work to be performed.

6.   Limitations  on  Services
The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and State securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees as follows:
     a. Consultant shall NOT release any financial or other information or data about Client without the consent and approval of Client.
     b. Consultant shall NOT conduct any meetings with financial analysts without informing Client in advance of any proposed meeting, the format or agenda of such meeting and Client may elect to have a representative of Client attend such meeting.
     c. Consultant shall NOT release any information or data about Client to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated and Client requests in writing that said information or data is not to be so released or promulgated.


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7.   Duties  of  Client
     a. Client shall supply Consultant, on a regular and timely basis with all approved data and information about Client, its management, its products, and its operations and Client shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.
     b. Client shall promptly supply Consultant with full and complete copies of all filings with all Federal and State securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with Consultant's assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/service brochures, sales materials, etc.
     c. Consultant reports are not intended to be used in the sale or offering of securities. In that Consultant relies on information provided by Client for a substantial part of its preparations and report, Client represents that said information is neither false nor misleading, nor omits to state a material fact and has been reviewed and approved by counsel to Client.

8.   Representation,  Undertakings  and  Indemnification
     a. Client shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplies to Consultant and Client acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its functions hereunder.
     b. Consultant, in the absence of notice in writing from Client, will rely on the continuing accuracy of material, information and data supplied by Client.
     c.   Client  shall  cooperate  fully  and  timely with Consultant to enable
Consultant  to  perform  its  duties  and  obligations  under  this  Consulting
Agreement.
     d. The execution and performance of this Consulting Agreement by Client has been duly authorized by the Board of Directors of Client in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Client.
     e. The performance by Client of this Consulting Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of Client or any contractual obligation by which Client may be bound.
     f. Client shall promptly deliver to Consultant a complete due diligence package to include latest 10K, latest 10Q, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.


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     g.   Client  shall  act  diligently  and  promptly  in  reviewing materials submitted to it by Consultant to enhance timely distribution of the materials and shall inform Consultant of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.



9.   Compensation
     a. Compensation payable to Consultant for all general investor relations services and other services hereunder, including but not limited to acquisition and merger services, shall be paid by Client to Consultant by the means and in the manner or manners as described in "Addendum A", a copy of which is attached hereto and incorporated herein by this reference.
     b. All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks.
     c. For all special services, not within the scope of this Consulting Agreement, Client shall pay to Consultant such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided Client has agreed to said special services.

10.  Consultant  as  an  Independent  Contractor
Consultant shall provide said services as an independent contractor, and not as an employee or of any Client affiliated with Client. Consultant has no authority to bind Client or any affiliate of Client to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of Client; thereby becoming the sole responsibility of Consultant. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Client employees. Consultant shall be solely responsible for any Federal, State or local taxes, and should Client for any reason by required to pay taxes at a later date, Consultant shall reassure such payment is made by Consultant and not by Client. Consultant shall be responsible for all workers compensations payments and herein holds Client harmless for any and all such payments and responsibilities related hereto.

11.  Amendments
This Consulting Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

12.  Severability
If any provision of this Consulting Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Consulting Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become


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valid  and  enforceable,  then  such  provision  shall  be deemed to be written, construed,  and  enforced  as  so  limited.

13.  Termination  of  Agreement
This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 4 above except as follows:
     a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
     b.   Upon  the  other  party  taking  the  benefit  of  any insolvency law;
     c. Upon the other party having or applying for a receiver appointed for either party; or
     d.   Non  performance  by  either  party

14.  Non-waiver
The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

15.  Early  Termination
In the event Client fails or refuses to cooperate with Consultant, or Consultant fails to perform its duties hereunder, either party shall have the right to terminate any further performance under this Consulting Agreement.

16.  Notices
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice. Any notice required or permitted by this Consulting Agreement to be given shall be given to the respective parties at the address first written above, on page one
(1)  of  this  Consulting  Agreement.

17.  Exclusion  with  Respect  to  Partnership
The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

18.  Inurement


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This  Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

19.  Entire  Agreement
This Consulting Agreement supersedes and replaces any prior agreement between the parties. This Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of Consultant. This Consulting Agreement supersedes all previous agreements between Consultant and Client. This contract is performable in Harris County, Texas. Any litigation between the parties must be brought in State District Court in Harris County, Texas.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Consulting Agreement.

Client:  Crescent Communications, Inc.


----------------------------                    --------------------------------
Manfred Sternberg, CEO                            John Mattera, Individually
                                                  SSN:



ADDENDUM A


Compensation:

300,000 shares of CCES common stock to be registered under S-8


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